Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 26, 2010 (except for Note 18, as to which the date is March 31, 2010) in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-164044) and related Prospectus of Codexis, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California

March 31, 2010